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                                                                   EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Simione Central Holdings, Inc.:



As independent public accountants, we hereby consent to the use of our report dated September 23, 1996 relating to the consolidated financial statements of InfoMed Holdings, Inc. and subsidiaries as of June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996 and all references to our Firm included in or made part of this Form S-1 registration statement.



                                              ARTHUR ANDERSEN LLP




Princeton, New Jersey
May 29, 1997